SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     May 26, 1998

                       Palomar Medical Technologies, Inc.
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               (Exact Name of Registrant as Specified in Charter)

     Delaware                       0-22340                   04-3128178
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(State or Other Jurisdiction      (Commission              (IRS Employer
     of Incorporation)             File Number)             Identification No.)


45 Hartwell Avenue,        Lexington, Massachusetts            02173
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(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code   781-676-7300





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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On May 26, 1998, Palomar Electronics Corporation ("PEC") and Dynaco Corp. ("Dynaco") entered into a Stock Purchase Agreement with Quick Turn Circuits, Inc. ("QTC") pursuant to which QTC purchased 100% of the issued and outstanding shares of common stock of Dynaco for Three Million Two Hundred Thousand Dollars ($3,200,000), Three Hundred Thousand ($300,000) of which has been escrowed and may be used by QTC to offset receivables deemed uncollectable 90 days following the closing. The consideration was based on the net book value, liquidation value and anticipated cash required to fund future operations and/or liquidate Dynaco. PEC is a wholly-owned subsidiary of Palomar Medical Technologies, Inc., and, in turn, prior to the transaction, was the owner of 100% of the issued and outstanding common stock of Dynaco.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         The financial statements and notes thereto included in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, at pages F-1 to F-31, and Quarterly Report on Form10-Q for the quarter ended March 31, 1998, at pages 2 to 11, which account for Dynaco as a discontinued operation pursuant to Accounting Principles Board Opinion No. 30, REPORTING THE RESULTS OF OPERATIONS
- REPORTING THE EFFECTS OF DISPOSAL OF A SEGMENT OF A BUSINESS, AND EXTRAORDINARY, UNUSUAL AND INFREQUENTLY OCCURRING EVENTS AND TRANSACTIONS, are incorporated herein by reference.

                                    EXHIBITS

EXHIBIT NO.         TITLE

       2 Stock Purchase Agreement dated May 26, 1998 by and among Quick Turn Circuits, Inc., Dynaco Corp. and
                    Palomar Electronics Corporation.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PALOMAR MEDICAL TECHNOLOGIES, INC.



Date:    June 3, 1998                         By:      /s/ Louis P. Valente
                                                 -------------------------------
                                                 Name:     Louis P. Valente
                                                 Title:    President and Chief
                                                           Executive Officer